Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

February 10, 2010

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, California 92008

Ladies and Gentlemen:

This opinion is furnished to you in connection with a prospectus supplement, dated February 10, 2010 (the “Prospectus Supplement”), to (i) a Registration Statement on Form S-3, Registration No. 333-145614 (the “Initial Registration Statement”), and (ii) a second Registration Statement on Form S-3 filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), Registration No. 164820 (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statements”), filed by Alphatec Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act, with respect to the sale of an aggregate of 1,592,011 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), pursuant to stock subscription agreements dated February 9, 2010 among the Company and the purchasers of the Shares (each, a “Subscription Agreement,” and collectively, the “Subscription Agreements”), a form of which Subscription Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statements. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statements.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation and By-Laws, both as amended and currently in effect; the minutes of all pertinent meetings of stockholders and directors of the Company relating to the Registration Statements, the Prospectus Supplement, the Subscription Agreements and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; the Registration Statements and the exhibits thereto; the Prospectus Supplement; and the Subscription Agreements.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued and delivered by the Company against payment therefore as contemplated by the Subscription Agreements, will be duly and validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the laws) and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K and the Registration Statements in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.